Exhibit 10.1

H.B. FULLER COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN
(2005 Amendment and Restatement)

H.B. FULLER COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN
(2005 Amendment and Restatement)

TABLE OF CONTENTS

Page

SECTION 1.	INTRODUCTION AND DEFINITIONS			1

	1.1.	Introduction
		1.1.1.	Rules That Apply To Pre-2005 Credits
		1.1.2.	Rules That Apply To 2005 and 2006 Credits
		1.1.3.	Rules That Apply To Post-2006 Credits
	1.2.	Definitions
		1.2.1.	Account or Accounts
(a) Deferred Compensation Account
(b) Company Stock Account
		1.2.2.	Affiliate
		1.2.3.	Beneficiary
		1.2.4.	Change in Control
		1.2.5.	Code
		1.2.6.	Committee
		1.2.7.	Common Stock
		1.2.8.	Company
		1.2.9.	Disability
		1.2.10.	Distribution Event
		1.2.11.	Effective Date
		1.2.12.	Eligible Compensation
		1.2.13.	Employers
		1.2.14.	ERISA
		1.2.15.	Measuring Options
		1.2.16.	Participant
		1.2.17.	PUP Award
		1.2.18.	Plan
		1.2.19.	Plan Statement
		1.2.20.	Separation from Service
		1.2.21.	STIP Award
		1.2.22.	Unforeseeable Emergency
		1.2.23.	Valuation Date

SECTION 2.	PARTICIPATION			6

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SECTION 3.	ELECTIONS			7

	3.1.	Compensation Subject to Elective Deferral
	3.2.	Eligible Compensation
		3.2.1.	Timing and Contents
		3.2.2.	Matching Credits Attributable to Deferrals
		3.2.3.	Duration
	3.3.	STIP/PUP Awards
		3.3.1.	Timing and Contents
		3.3.2.	Matching Credits Attributable to Deferrals
		3.3.3.	Duration
	3.4.	Discretionary Credits
	3.5.	Irrevocability
	3.6.	Subsequent Changes in Distribution Elections
	3.7.	Maximum/Minimum Deferral Amounts
		3.7.1.	Eligible Compensation
		3.7.2.	STIP and PUP Awards
	3.8.	Suspension of Eligibility

SECTION 4.	CREDITS TO ACCOUNTS			11

	4.1.	Deferral Credits
	4.2.	Matching Credits
	4.3.	Discretionary Credits

SECTION 4.	ADJUSTMENT OF ACCOUNTS			12

	5.1.	Establishment of Accounts
	5.2.	Adjustments of Accounts
	5.3.	Investment Adjustments
	5.4.	Cash Dividends
	5.5.	Stock Dividends
	5.6.	Transfer Upon Change in Control

SECTION 6.	VESTING			13

SECTION 7.	DISTRIBUTIONS			14

	7.1.	Time of Distribution
	7.2.	Form of Distribution
	7.3.	Installment Amounts
	7.4.	Distributions in Cash or Stock
	7.5.	Special Rules
		7.5.1.	Unforeseeable Emergency
		7.5.2.	Code §162 Delay

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		7.5.3.	No Parachute Payment
		7.5.4.	Lump Sum Distribution to Pay Taxes
		7.5.5.	Small Amount Lump Sum
	7.6.	Designation of Beneficiaries
		7.6.1.	Right to Designate
		7.6.2.	Failure of Designation
		7.6.3.	Disclaimers by Beneficiaries
		7.6.4.	Definitions
		7.6.5.	Special Rules
	7.7.	No Spousal Rights
	7.8.	Death Prior to Full Payment
	7.9.	Facility of Payment

SECTION 8.	FUNDING OF PLAN			20

	8.1.	Unfunded Obligation
	8.2.	Corporate Obligation

SECTION 9.	AMENDMENT AND TERMINATION			21

	9.1.	Amendment of Plan
	9.2.	Termination of Plan
	9.3.	No Oral Amendments

SECTION 10.	DETERMINATIONS — RULES AND REGULATIONS			22

	10.1.	Determinations
	10.2.	Method of Executing Instruments
	10.3.	Claims Procedure
		10.3.1.	Initial Claim and Decision
		10.3.2.	Request for Review and Final Decision
	10.4.	Rules and Regulations
		10.4.1.	Adoption of Rules
		10.4.2.	Specific Rules
		10.4.3.	Limitations and Exhaustion

SECTION 11.	PLAN ADMINISTRATION			26

	11.1.	Authority
		11.1.1.	Company
		11.1.2.	Committee
		11.1.3.	Board of Directors
	11.2.	Conflict of Interest
	11.3.	ERISA Administrator
	11.4.	Service of Process

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SECTION 12.	CONSTRUCTION		27

	12.1.	ERISA Status
	12.2.	IRC Status
	12.3.	Effect on Other Plans
	12.4.	Disqualification
	12.5.	Rules of Document Construction
	12.6.	References to Laws
	12.7.	Choice of Law
	12.8.	Delegation
	12.9.	Not an Employment Contract
	12.10.	Tax Withholding
	12.11.	Expenses
	12.12.	Spendthrift Provision

APPENDIX A —	TRANSITIONAL RULES FOR 2005 AND 2006 CREDITS	A-1

APPENDIX B —	RULES FOR PRE-2005 CREDITS - (“PRIOR PLAN STATEMENT”)	B-1

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H.B. FULLER COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN
(2005 Amendment and Restatement)

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1. Introduction. Effective October 14, 1999, H.B. Fuller Company (“H.B. Fuller”) and certain affiliated corporations (“Employers” or “Employer” as applicable) established a nonqualified, unfunded deferred compensation plan (the “Plan”) to assist in attracting key employees and encouraging their long term commitment to the Company’s success by offering them an opportunity to defer compensation and to share in increases in the value of H.B. Fuller. The Plan is currently embodied in a document titled “H.B. Fuller Company Key Employee Deferred Compensation Plan,” as amended (the “Prior Plan Statement”).

1.1.1. Rules That Apply To Pre-2005 Credits. Amounts credited under the Plan which relate entirely to services performed before January 1, 2005, shall continue to be governed by the terms of the Prior Plan Statement, attached hereto as Appendix B, subject to the following exceptions: (i) effective with respect to any Participant who dies on or after January 1, 2007 (regardless whether the Participant designated a beneficiary before or after January 1, 2007), the rules in Section 8.3 of the Prior Plan Statement related to beneficiaries shall be replaced by the rules in Section 7.6 of the Plan Statement, and (ii) effective for any claims filed on or after January 1, 2007, the claims procedure in Section 11.3 of the Prior Plan Statement shall be replaced by the claims procedure in Section 10 of the Plan Statement.

1.1.2. Rules That Apply To 2005 and 2006 Credits. Amounts credited under the Plan which relate all or in part to services performed on or after January 1, 2005, but before January 1, 2007, shall be governed by the terms of the Prior Plan Statement subject to the transitional rules, attached hereto as Appendix A, which are intended to comply with the deferred compensation provisions in section 409A of the Code. Additionally, (i) effective with respect to any Participant who dies on or after January 1, 2007 (regardless whether the Participant designated a beneficiary before or after January 1, 2007), the rules in Section 8.3 of the Prior Plan Statement related to beneficiaries shall be replaced by the rules in Section 7.6 of the Plan Statement, and (ii) effective for any claims filed on or after January 1, 2007, the claims procedure in Section 11.3 of the Prior Plan Statement shall be replaced by the claims procedure in Section 10 of the Plan Statement.

1.1.3. Rules That Apply To Post-2006 Credits. Amounts credited under the Plan which relate all or in part to services performed on or after January 1, 2007, will be governed by the terms of this Plan Statement, the terms of which are intended to comply with the deferred compensation provisions in section 409A of the Code.

1.2. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1. Account or Accounts— the separate bookkeeping account or accounts representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who becomes a Participant in this Plan in accordance with Section 2 and to which is credited the amounts specified Sections 4 and 5 and from which are subtracted payments made pursuant to Section 7. The following Accounts (and such subaccounts as the Company may determine necessary or useful to the administration of this Plan) will be maintained under this Plan for Participants:

(a)
Deferred Compensation Account — the Account maintained for each Participant to which is credited deferral amounts under Section 4.1 in accordance with the Participant’s allocation election. The value of the Deferred Compensation Account shall be measured by the Measuring Option(s) elected by the Participant from time to time as permitted by the Company. Credits in the Deferred Compensation Account cannot later be transferred to the Company Stock Account. Distributions from the Deferred Compensation Account shall be made in the form of cash.

(b)
Company Stock Account — the Account maintained for each Participant to which is credited, (i) deferral amounts pursuant to Section 4.1 in accordance with the Participant’s allocation election, (ii) matching amounts pursuant to Section 4.2, and (iii) any discretionary amounts pursuant to Section 4.3. The value of the Company Stock Account is measured by the value of H.B. Fuller Common Stock. Except as provided in Section 5.6 following a Change in Control, credits in the Company Stock Account cannot later be transferred to the Deferred Compensation Account. Distributions from Company Stock Account shall be made in the form of H.B. Fuller Common Stock.

1.2.2. Affiliate— a business entity which is affiliated in ownership with H.B. Fuller that is recognized as an Affiliate by the Company for the purposes of this Plan.

1.2.3. Beneficiary — a person designated by a Participant (or automatically by operation of Section 7.6 to receive all or a part of the Participant’s Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.2.4. Change in Control— any of the following events:

(a)
a change in control of the Company of a nature that would be required to be reported in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934 (the Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(b)
a public announcement (which for purposes hereof, shall include, without limitation, a report filed pursuant to section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity becomes a beneficial owner (as defined in Rules 13(d)(3) promulgated under the Exchange Act), directly or indirectly, of securities or the Company representing 15% or more of the Voting Power of the Company then outstanding;

(c)
the individuals who, as of January 1, 2005, are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company’s shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such a new director shall be considered to be a member of the Incumbent Board);

(d)
the approval of the shareholders of the Company of (i) any consolidation, merger or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the Voting Power of the Company then outstanding or the combined voting power of the surviving entity’s then outstanding voting securities; (ii) any sale, lease, exchange or other transfer in one transaction or series of related transactions substantially all of the assets of the Company; or (iii) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or

(e)	a determination by a majority of the members of the Incumbent Board, in their sole and absolute discretion, that there has been a Change in Control of the Company.

1.2.5. Code— the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

1.2.6. Committee— the Compensation Committee of the Board of Directors of H.B. Fuller (or any successor committee) or such other person or persons whom the Committee authorizes to act on its behalf to administer the Plan.

1.2.7. Common Stock— common stock par value $1.00 per share, of H.B. Fuller Company as such stock may be reclassified, converted or exchanged by reorganization, merger of otherwise.

1.2.8. Company — H.B. Fuller Company and any successor thereto.

1.2.9. Disability — a medically determinable physical or mental impairment which (i) is expected to result in death or to last for a continuous period of at least 12 months, (ii) renders the Participant incapable of any substantial gainful activity, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Company. Alternatively, a Participant will be considered disabled if the Participant is, by reason of any medically determinable physical or mental impairment which is expected to result in death or to last for a continuous period of at least 12 months, receiving income replacement for a period of at least 3 months under the Employer’s disability plan. A Participant who provides proof of a determination of disability by the Social Security Administration will be deemed disabled under this Plan. Disability shall be construed to be consistent with the meaning of that term in section 409A of the Code and regulations and guidance thereunder.

1.2.10. Distribution Event— any of the occurrences described in Section 7.1 by reason of which a Participant or Beneficiary may become entitled to a distribution from this Plan.

1.2.11. Effective Date— January 1, 2005.

1.2.12. Eligible Compensation— Eligible Earnings as defined under the H.B. Fuller Thrift Plan; provided, however, that Eligible Compensation for purpose of this Plan shall be determined without regard to limitations imposed under section 401(a)(17) of the Code. Notwithstanding the foregoing, Eligible Compensation will not include any awards under the Short-Term Incentive Plan or the Performance Unit Plan.

1.2.13. Employers— H.B. Fuller and each business entity affiliated with H.B. Fuller that employs persons who are designated by the Committee for participation in this Plan (collectively the “Employers” and separately the “Employer”).

1.2.14. ERISA— the Employee Retirement Income Security Act of 1974, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

1.2.15. Measuring Options — the investment options determined from time to time in the sole discretion of the Committee which may be elected by the Participant to measure the value of the Participant’s credits in the Deferred Compensation Account.

1.2.16. Participant— an employee of an Employer who is designated as eligible to participate in this Plan and becomes a Participant in this Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed by an Employer or an Affiliate and upon which the Participant no longer has any Account under this Plan (that is, the Participant has received a distribution of all of the Participant’s Account).

1.2.17. PUP Award— an award paid pursuant to the H.B. Fuller Company Performance Unit Plan which is performance-based compensation as defined in section 409A of the Code.

1.2.18. Plan— the nonqualified, income deferral program maintained by H.B. Fuller established for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used herein, “Plan” does not refer to the documents pursuant to which this Plan is maintained. That document is referred to herein as the “Plan Statement”). The Plan shall be referred to as the H.B. Fuller Company Key Employee Deferred Compensation Plan.

1.2.19. Plan Statement— this document entitled “H.B. Fuller Company Key Employee Deferred Compensation Plan (2005 Amendment and Restatement)” as adopted by the Board of Directors of H.B. Fuller, as the same may be amended from time to time thereafter.

1.2.20. Separation from Service— a complete severance of an employee’s employment relationship with the Employers and all Affiliates, if any, for any reason other than the employee’s death. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Separation from Service. Separation from Service shall be construed to be consistent with the meaning of that term in section 409A of the Code and regulations and guidance thereunder.

1.2.21. STIP Award— an award paid pursuant to the H.B. Fuller Company Short-Term Incentive Plan which is performance-based compensation as defined in section 409A of the Code.

1.2.22. Unforeseeable Emergency— a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Unforeseeable Emergency shall be construed to be consistent with the meaning of that term in section 409A of the Code and regulations and guidance thereunder.

1.2.23. Valuation Date— the last business day of each month, and such other dates as may be established by the Committee from time to time.

SECTION 2

PARTICIPATION

Each employee of an Employer shall become a Participant in the Plan upon the satisfaction of the following requirements:

(a)
Employee is determined by the Committee to be classified at the pay grade of thirty-two (32) or higher or to be a member of a select group of management or highly compensated employees (as that term is used in ERISA); and

(b)	Employee is affirmatively selected by the Committee for participation in the Plan.

A Participant may defer compensation only as permitted under the timing rules in Section 3.

SECTION 3

ELECTIONS

3.1. Compensation Subject to Elective Deferral. A Participant may elect to defer all or a portion of the following compensation:

(a)	Eligible Compensation;

(b)	STIP Awards; and

(c)	PUP Awards;

provided, however, that deferrals of any STIP and PUP Awards shall be permitted only if the Participant was a employed by an Employer and covered under the STIP or PUP, as applicable, on the first day of the performance period upon which the Award is based.

3.2. Eligible Compensation.

3.2.1. Timing and Contents. A Participant’s election to defer Eligible Compensation shall be made at the time and in the form and manner prescribed by the Company. A Participant’s deferral election shall apply only to Eligible Compensation for services performed during the calendar year beginning after the election is filed. The deferral election may also apply to Eligible Compensation included in the first paycheck of a calendar year for services performed in the prior year. Such election shall specify:

(a)	the amount of the Participant’s Eligible Compensation to be deferred,

(b)	the portions of such deferrals to be allocated to the Deferred Compensation Account and to the Company Stock Account,

(c)	the Measuring Option(s) to be used to measure increase (or decreases) in the value of such deferrals allocated to Deferred Compensation Account,

(d)	the form of distribution for such deferrals, and

(e)	a specified date of distribution, if any, under Section 7.1(e) for such deferrals.

3.2.2. Matching Credits Attributable to Deferrals. A Participant’s election of form of distribution and specified date for distribution, if any, with respect to deferrals of Eligible Compensation for a calendar year shall also apply to matching credits under Section 4.2 attributable to such deferrals.

3.2.3. Duration. A Participant’s election to defer Eligible Compensation shall expire on the last day of the calendar year to which it relates and new elections must be made with respect to subsequent calendar years.

3.3. STIP/PUP Awards.

3.3.1. Timing and Contents. A Participant’s election to defer any STIP and PUP Awards shall be made at the time and in the form and manner prescribed by the Plan Administrator. Such election shall be filed with the Company at least six (6) months before the end of the performance period upon which the Award is based and shall specify:

(a)	the amount of the Award to be deferred,

(b)	the portions of such deferrals to be allocated to the Deferred Compensation Account and to the Company Stock Account,

(c)	the Measuring Option(s) to be used to measure increases (or decreases) in value of such deferrals allocated to Deferred Compensation Account,

(d)	the form of distribution for such deferrals, and

(e)	a specified date for distribution, if any, under Section 7.1(e) for such deferrals;

provided, however, that if the Participant has previously filed an election to defer Eligible Compensation during the calendar year in which an election under this Section 3.3.1 is filed, the Participant’s election of (i) allocation between Deferred Compensation Account and Company Stock Account, (ii) form of distribution, and (iii) specified date of distribution, if any, with respect to such Eligible Compensation shall also apply to the allocation and distribution of deferrals of the STIP/PUP Awards.

3.3.2. Matching Credits Attributable to Deferrals. A Participant’s election of form of distribution and specified date for distribution, if any, with respect to deferrals of STIP and PUP Awards for a performance period shall also apply to matching credits under Section 4.2 attributable to such deferrals.

3.3.3. Duration. A Participant’s election to defer STIP and PUP Awards shall apply only to the Award for the performance period specified on the election forms and new elections must be made with respect to subsequent performance periods.

3.4. Discretionary Credits. The Participant’s election of form of distribution and specified date, if any, with respect to Eligible Compensation during the calendar year shall apply to any discretionary credits made during such calendar year. If the Participant has not elected to defer Eligible Compensation during the calendar year in which discretionary credits are made, the Participant shall be deemed to have elected to receive distribution of such amounts in the form of a lump sum and not to have elected a specified date for distribution under Section 7.1(e).

3.5. Irrevocability. An election to defer Eligible Compensation or any STIP/PUP Awards that is accepted by the Committee shall be irrevocable for the calendar year or performance period (as applicable) to which it applies; provided, however, that if the Participant receives a distribution from the Plan on account of a Disability or Unforeseeable Emergency during period when the election is in effect, the Participant’s deferral elections shall be cancelled, and further deferrals shall not be made during that period.

3.6. Subsequent Changes in Distribution Elections. A Participant shall be permitted to change a prior election of the form of distribution or the specified date of distribution if such election change is made in the form and manner prescribed by the Company and only if the following conditions are satisfied:

(a)	the election change shall not take effect until the date that is twelve (12) months after the date on which the Participant submits the election change;

(b)
if the Participant changes the form of distribution, any distribution that occurs on account of Distribution Events in Section 7.1(a), (d) or (e) (i.e., age 65, Separation from Service, or specified date), distribution shall be delayed until the date that is five (5) years after the date the distribution would otherwise have been made; and

(c)
if the Participant changes a specified date of distribution under Section 7.1(e), the election change (i) must be submitted at least 12 months before the date previously specified by the Participant, and (ii) the new specified date shall be at least five (5) years after the date previously specified.

3.7. Maximum/Minimum Deferral Amounts.

3.7.1. Eligible Compensation. A Participant shall be permitted to elect to defer up to eighty percent (80%) of Eligible Compensation in one percent (1%) increments. In special circumstances a greater percentage may be determined by the Committee based on whether the compensation otherwise paid to the Participant would be fully deductible for federal or state income tax purposes under Code section 162(m).

3.7.2. STIP and PUP Awards. A Participant shall be permitted to elect to defer up to one hundred percent (100%) of any STIP and PUP Awards in one percent (1%) increments. A Participant election shall be automatically reduced to the extent necessary to allow for full payment of all FICA, federal, state and/or local income taxes.

3.8. Suspension of Eligibility. If the Committee determines that a Participant ceases to be a member of a select group of management or highly compensated employees (as that term is used in ERISA), the Participant’s deferral election will terminate and no additional amounts will be credited to the Participant’s Accounts until such time as the individual is again determined to be eligible to participate in the Plan by the Committee and makes a new election under Section 3. However, the Accounts of such Participant shall continue to be adjusted pursuant to Section 5 until distributed according to prior elections.

SECTION 4

CREDITS TO ACCOUNTS

4.1. Deferral Credits. On the date on which the compensation would otherwise have been paid to the Participant (or as soon as administratively practicable thereafter), the Company shall credit the Participant’s Deferred Compensation Account or Company Stock Account, according to the Participant’s allocation election, the amount the Participant elected to defer under Section 3. The amount that is allocated and credited to the Deferred Compensation Account shall be stated as a dollar amount. The amount that is allocated and credited to the Company Stock Account shall be stated as the number of units (including fractions thereof) of Common Stock that could have been purchased with such deferrals as of the close of business on the date such amounts would otherwise have been paid to the Participant.

4.2. Matching Credits. At the same time as the Participant’s Company Stock Account is credited based on elective deferrals, the Company shall credit the Participant’s Company Stock Account with an additional number of units (including fractions thereof) of Common Stock that are equal to ten percent (10%) of the number of units (including fractions thereof) of Common Stock that were credited to the Participant’s Company Stock Account based on such elective deferrals. Any credits to this Plan based on limits on contributions under the Company’s 401(k) plan shall be discontinued effective December 31, 2006.

4.3. Discretionary Credits. From time to time, the Company, in its sole discretion, may credit the Participant’s Company Stock Account with the number of units of Common Stock as the Compensation Committee may determine in its sole discretion.

SECTION 5

ADJUSTMENT OF ACCOUNTS

5.1. Establishment of Accounts. There shall be established for each Participant unfunded, bookkeeping Accounts which shall be hypothetical in nature. Neither the Plan nor any of the Accounts shall hold or be required to hold any actual funds or assets.

5.2. Adjustments of Accounts. From time to time, but not less frequently than each Valuation Date, the value of each Account or portion of an Account shall be increased (or decreased) for distributions, credits (including any earnings, gains or losses thereon) and any expenses charged to the Account.

5.3. Investment Adjustments. The Committee shall have the sole discretion to designate from time to time the Measuring Options in which the Deferred Compensation Accounts may be deemed invested. The Committee shall, in its sole discretion, adopt rules specifying (i) the circumstances under which a particular Measuring Option may be elected (or automatically utilized), (ii) the minimum or maximum percentages which may be allocated to the Measuring Option, (iii) the procedures (if any) for Participants making or changing elections of Measuring Options (including when such elections and election changes shall be implemented after the election is accepted by the Committee), (iv) the extent (if any) to which beneficiaries of deceased Participants may change Measuring Options, and (v) the effect of a Participant’s or beneficiary’s failure to make an effective election with respect to a Measuring Option. Notwithstanding the foregoing, subsequent to a Change in Control, the Committee shall maintain the availability of those Measuring Options in place at the time of the Change in Control (or substantially equivalent Measuring Options).

5.4. Cash Dividends. On each Common Stock dividend payment date, the Participant’s Company Stock Account shall be credited with the number of units (including fractions thereof) equal to the number of shares of Common Stock that could have been purchased with the amount the dividends paid by the Company on shares of Common Stock equal to the number of units credited to the Participant’s Company Stock Account as of the record date of such dividend.

5.5. Stock Dividends. The number of units credited to a Participant’s Company Stock Account shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of share or similar corporate change.

5.6. Transfer Upon Change in Control. Effective as of the close of business on the date of a Change in Control, each Participant’s Deferred Compensation Account shall be credited with an amount stated in dollars equal to the value of such Participant’s Company Stock Account based upon the fair market value of Common Stock at the close of business on such date, and the Participant’s Company Stock Account shall be closed, and the Participant shall have no further interest in the Company Stock Account.

SECTION 6

VESTING

The Account of each Participant shall be fully (100%) vested and nonforfeitable at all times. Notwithstanding the foregoing, if the Company determines in its discretion that a Participant has improperly received a credit under this Plan for any reason (including, but not limited to, an erroneous calculation or other mistake of fact, or on account of a restatement of earnings), the Account shall be reduced by the amount of the improper credit.

SECTION 7

DISTRIBUTIONS

7.1. Time of Distribution. The value of the Participant’s Accounts shall be determined as of the last business day of the month in which the first of the following Distribution Events occurs and distribution to the Participant (or Beneficiary, if applicable) shall be made or commenced within sixty (60) days thereafter :

(a)	Participant’s sixty-fifth (65th) birthday;

(b)	Participant Disability;

(c)	Participant’s death;

(d)	Participant’s Separation from Service; or

(e)	Such other date, if any, elected and specified by the Participant in accordance with Section 3;

provided, however, if the Distribution Event is the Participant’s Separation from Service under (d) above, determination of the value of the Participant’s Account shall be delayed until the date that is six (6) months following the Participant’s Separation from Service and distribution shall be made or commenced on the first payroll date of the Company thereafter.

If a Participant who receives a distribution on account of reaching age sixty-five (65) (i.e., under (a) above) continues employment with the Employer after age sixty-five (65), any subsequent distribution to such Participant shall be determined under this Plan without further regard to (a) above.

Distribution under (e) above shall apply only to the portion of the Participant’s Account, if any, with respect to which the Participant elected the specified distribution date.

Notwithstanding the foregoing, the time of any distribution shall be delayed in accordance with the rules in Section 3.6 related to subsequent changes in distribution elections.

7.2. Form of Distribution. Distribution shall be made to the Participant (or Beneficiary, if applicable) in whichever of the following forms as the Participant shall have elected in accordance with Section 3 with respect to the Account:

(a)	Lump sum; or

(b)	Annual installments over a specified number of years not to exceed eleven (11) years.

7.3. Installment Amounts. The amount of the annual installments shall be determined by dividing the value of the Account as of the last business day of the month following the Distribution Event and as of each anniversary of such day by the number of remaining installment payments to be made (including the payment being determined). If distribution is delayed under Section 7.1 until the date that is six (6) months after Separation from Service, the subsequent installments shall be determined as of each anniversary of such date.

7.4. Distributions in Cash or Stock. Distributions from the Participant’s Company Stock Account shall be paid in shares of Common Stock (with any fractional unit being rounded to the next highest whole unit). Distributions from the Participant’s Deferred Compensation Account shall be paid in cash.

7.5. Special Rules.

7.5.1. Unforeseeable Emergency. A Participant who has not incurred a Distribution Event but who has incurred an Unforeseeable Emergency may request a withdrawal from such Participant’s Account. In the event that the Company, upon written petition of the Participant, determines in his or her sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company shall distribute to the Participant as soon as reasonably practicable following such determination, an amount (not in excess of the value of the Participant’s Account) necessary to satisfy the emergency. Distribution shall be taken pro-rata from the Participant’s Deferred Compensation Account and Company Stock Account starting with the most recent credits to the Accounts. Immediately upon the distribution, such Participant’s deferral elections shall be cancelled, and further deferrals shall not be made in accordance with Section 3.5 during that period.

7.5.2. Code §162 Delay. Notwithstanding anything to the contrary in this Section 7, distribution shall be delayed when the Employer reasonably anticipates that the Employer’s federal income tax deduction with respect to such distribution otherwise would be limited or eliminated by application of section 162(m) of the Code. The distribution shall thereafter be made at the earliest date at which the Employer reasonably anticipates that the deduction with respect to such distribution will not be limited or eliminated by application of section 162(m) of the Code.

7.5.3. No Parachute Payment. If the Committee determines in its reasonable discretion following consultation with appropriate tax and/or legal advisors that distribution on account of the Distribution Event in Section 7.1(d) or (e) would likely constitute a parachute payment for purposes of section 280G of the Code, distribution on account of such Distribution Event shall not occur, and distribution shall occur, thereafter, only on account of the earliest of the Distribution Events in Section 7.1(a), (b) or (c); provided, however, that if the Participant is age 65 or more when such determination is made, age 72 shall be substituted for age 65 under Section 7.1(a). If a Distribution Event in Section 7.1(d) or (e) occurs subsequent to a Change in Control, the Committee shall, at the Company’s expense, promptly request a written opinion of the “independent auditor” with respect to the applicability of such section 280G and such written opinion shall determine if a distribution would likely constitute a parachute payment. As used in this Section 7.4.3, the term “independent auditor” means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by the Company or such other comparable and nationally recognized firm of certified public accountants as may be selected by the Committee in its reasonable discretion.

7.5.4. Lump Sum Distribution to Pay Taxes. Notwithstanding anything to the contrary in this Section 7, a lump sum shall be distributed to the Participant (i) to pay any employment taxes under FICA that may become due on compensation deferred under this Plan, (ii) to pay any income tax withholding related to the distribution of amounts to pay such FICA taxes, and (iii) to pay any amounts required to be included in the Participant’s income due to failure to comply with the requirements in section 409A of the Code.

7.5.5. Small Amount Lump Sum. Notwithstanding anything to the contrary in this Section 7, at the time of distribution, if the value of the Participant’s Accounts is $25,000 or less, the portion of the Participant’s Accounts attributable to credits on and after January 1, 2007, shall be distributed in a single lump sum regardless of the Participant’s elections with respect to such amounts.

7.6. Designation of Beneficiaries.

7.6.1. Right to Designate. Each Participant may designate, upon form to be furnished by and filed with the Company, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Account in the event of such Participant’s death. The Participant may chance or revoke any such designation from time to time without notice to or consent from any spouse, Beneficiary or any other person. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Company during the Participant’s lifetime. The Company may establish rules for the use of electronic signatures.

7.6.2. Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.

7.6.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a payment of all or a portion of a deceased Participant’s Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a payment of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the unpaid Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, an original executed copy of the disclaimer must be both executed and actually delivered to the Company after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Company. A disclaimer shall be considered to be delivered to the Company only when actually received by the Company. The Company shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed.  A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 12.12 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Company.

7.6.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, the following definitions and rules shall be applied.

(a)	“Issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(i)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(ii)
a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(iii)
if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

(b)	“Child” means an issue of the first generation;

(c)
“Per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and

(d)	“Survive” and “surviving” mean living after the death of the Participant.

7.6.5. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)
If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)
The automatic Beneficiaries specified in Section 7.5.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)
If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form that is both executed by the Participant and received by the Company (i) after the date of the legal termination of the marriage between the Participant and such former spouse and (ii) during the Participant’s lifetime.

(d)
Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)
Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(f)	The Company shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.7. No Spousal Rights. No spouse, former spouse, Beneficiary or other person shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.8. Death Prior to Full Payment. If a Participant who is receiving installment payments dies before installments are completed, the remaining installments shall be made to the Beneficiary on the same dates payments would otherwise have been made to the Participant. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be paid to the Beneficiary (and shall not be paid to the Participant’s estate).

7.9. Facility of Payment. In case of the legal disability, including minority, of an individual entitled to receive any payment under this Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)	to the duly appointed guardian, conservator or other legal representative of such individual, or

(b)
to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such individual, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such individual.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of Plan and the Company therefore.

SECTION 8

FUNDING OF PLAN

8.1. Unfunded Obligation. The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. No Participant or Beneficiary shall have any lien, prior claim or other security interest in any property of the Employers. The Employers may, but shall have no obligation to, establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employer that established it. The Employers shall be obligated to pay the benefits of this Plan out of their general assets. If, as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the assets held in a trust that has been established by an Employer, then within thirty (30) days of such Change in Control, such Employer that has established such a trust shall contribute to such trust assets having a value at least equal to the amount of such excess.

8.2. Corporate Obligation. Neither Company, the Board of Directors of the Company, the Chief Executive Officer, the Committee, the Employers nor any of their directors, officers, agents or employees in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each person entitled or claiming to be entitled at any time to any benefit hereunder shall look solely to the assets of the Employers for such payments as unsecured general creditors. If, or to the extent that, Accounts have been paid to or with respect to a present or former Participant and that payment purports to be the payment of a benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.

SECTION 9

AMENDMENT AND TERMINATION

9.1. Amendment of Plan. The Company reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by action of the Board of Directors, and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant’s reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth. No amendment to the Plan may alter, impair or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

9.2. Termination of Plan. The Company may terminate the Plan at any time by action of the Board of Directors. If there is a termination of the Plan with respect to all Participants, the Company shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to provide for the distribution of all Accounts in a lump sum following such Plan termination to the extent permissible under Section 409A of the Code and related Treasury regulations and guidance.

9.3. No Oral Amendments. No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is approved by action of the Board of Directors. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

SECTION 10

DETERMINATIONS — RULES AND REGULATIONS

10.1. Determinations. The Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and all relevant documents and information, and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests.

10.2. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by Company or any other person pursuant to any provision of the Plan Statement may be signed in the name of Company by any officer or other person who has been authorized to make such certification or to give such notices or consents.

10.3. Claims Procedure. The claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan. An application for a distribution shall be considered as a claim for the purposes of this Section.

10.3.1. Initial Claim and Decision. An individual may, subject to any applicable deadline, file with the Committee a written claim for benefits under the Plan in a form and manner prescribed by the Committee. If the claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within 90 days after receipt of the claim. The 90 day period for making the claim determination may be extended for 90 days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial 90 day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made. The notice of adverse determination shall provide: (i) the specific reasons for the adverse determination; (ii) references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based; (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the claim and review procedures, including the time limits applicable to such procedure, and (v) a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

10.3.2. Request for Review and Final Decision. Within 60 days after receipt of an initial adverse benefit determination notice, the claimant may file with the Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within 60 days after receipt of the initial adverse determination notice shall be untimely. If the claim, upon review, is denied in whole or in part, the Committee shall notify the claimant within 60 days after receipt of the request for a review. Such 60-day period may be extended for 60 days if the Committee determines that special circumstances require an extension and notifies the claimant what special circumstances require the extension and the date by which the decision is expected. If the extension is due to the claimant’s failure to submit information necessary to decide the claim, the claimant shall have 60 days to provide the necessary information and the period for making the decision shall be tolled from the date on which the extension notice is sent until the date the claimant responds to the information request or, if earlier, the expiration of 60 days. The Committee’s review of a denied claim shall take into account all documents and other information submitted by the claimant, whether or not the information was submitted before the claim was initially decided. The notice of denial upon review shall set forth in a manner calculated to be understood by the claimant: (i) the specific reasons for the denial; (ii) references to the specific provisions of the Plan document on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and (iv) a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

10.4. Rules and Regulations.

10.4.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Company.

10.4.2. Specific Rules.

(a)
Any decision or determination to be made by the Company shall be made by the Committee unless delegated as provided for in the Plan, in which case references in this Section 10 to the Committee shall be treated as references to the Committee’s delegate. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Company upon request.

(b)
Claimants may be represented by a lawyer or other representative at their own expense, but Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(c)	The decision on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Company.

(d)
The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(e)
The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(f)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” as defined in Labor Reg. §2560.503-1(m)(8).

(g)	The Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

10.4.3. Limitations and Exhaustion.

(a)
No claim shall be considered under these administrative procedures unless it is filed with the Company within one (1) year after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the claim. Every untimely claim shall be denied by the Company without regard to the merits of the claim. No suit may be brought by or on behalf of any Participant or Beneficiary on any matter pertaining to this Plan unless the action is commenced in the proper forum before the earlier of: (i) three (3) years after the Participant knew (or reasonably should have known) of the general nature of the dispute giving rise to the action, or (ii) sixty (60) days after the Participant has exhausted these administrative procedures.

(b)
These administrative procedures are the exclusive means for resolving any dispute arising under this Plan. No Participant or Beneficiary shall be permitted to litigate any such matter unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted, and determinations under these administrative procedures (including determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

(c)
For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 11

PLAN ADMINISTRATION

11.1. Authority.

11.1.1. Company. Functions generally assigned to the Company shall be discharged by the Committee, except where delegated and allocated as provided herein.

11.1.2. Committee. Except as hereinafter provided, the Committee may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Committee or to the Company generally hereunder, as the Committee may from time to time deem advisable.

11.1.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Company shall have the exclusive authority (which may not be delegated except to the Committee) to amend the Plan Statement and to terminate this Plan.

11.2. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

11.3. ERISA Administrator. The Company shall be the administrator of this Plan for purposes of section 3(16)(A) of ERISA.

11.4. Service of Process. The Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

SECTION 12

CONSTRUCTION

12.1. ERISA Status. This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

12.2. IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan. The rules of section 409A of the Code shall apply to this Plan to the extent applicable and this Plan Statement shall be construed and administered accordingly. The Company has affirmatively determined that all amounts deferred under the Plan that were earned and vested before January 1, 2005 (i.e., amounts specified in Section 1.1.1), shall not be subject to 409A of the Code and this Plan Statement shall be construed accordingly. Notwithstanding the foregoing, neither the Company nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to any Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the Participant or other person on account of any amounts under this Plan or on account of any failure to comply with any Code section.

12.3. Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under any other qualified or nonqualified plan. It is specifically contemplated that this Plan will, from time to time, be amended and possibly terminated.

12.4. Disqualification. Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Company shall determine whether the killing was felonious and intentional for this purpose.

12.5. Rules of Document Construction.

(a)
An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

(b)
Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

(c)
The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

(d)
Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

12.6. References to Laws. Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation unless, under the circumstances, it would be inappropriate to do so. The terms “spouse,” “nonspouse,” “married,” “surviving spouse,” and other similar terms shall be construed, interpreted and applied on a basis consistent with the federal statute known as the Defense of Marriage Act.

12.7. Choice of Law. Except to the extent that federal law is controlling, this Plan Statement be construed and enforced in accordance with the laws of the State of Minnesota.

12.8. Delegation. No person shall be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

12.9. Not an Employment Contract. This Plan is not and shall not be deemed to constitute a contract of employment between any Employer and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in any Employer’s employ or in any way limit or restrict any Employer’s right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan.

12.10. Tax Withholding. The Employers (or any other person legally obligated to do so) shall withhold the amount of any federal, state or local income tax, payroll tax or other tax required to be withheld under applicable law with respect to any amount payable under this Plan. All benefits otherwise due hereunder shall be reduced by the amount to be withheld.

12.11. Expenses. All expenses of administering the benefits due under this Plan shall be borne by the Employers.

12.12. Spendthrift Provision. No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers. The Company shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment, or other legal process before actual payment to such person.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers.

This section shall not prevent the Company from exercising, in its discretion, any of the applicable powers and options granted to it upon a Distribution Event, as such powers may be conferred upon it by any applicable provision hereof.

Dated: October 23, 2006	H.B. Fuller Company

By: /s/ Albert P.L. Stroucken

Its: Chief Executive Officer

APPENDIX A

(TRANSITIONAL RULES FOR 2005 AND 2006 CREDITS)

Amounts credited under the H.B. Fuller Company Key Employee Deferred Compensation Plan which relate all or in part to services performed on or after January 1, 2005, but before January 1, 2007, shall be governed by the terms of the Prior Plan Statement (attached to the Plan Statement as Appendix B) subject to the exceptions specified in Section 1.1.2 of the Plan and to the transitional rules set forth in this Appendix A. The rules set forth in this Appendix A are intended to comply with section 409A of the Code.

A.1. Eligibility and Participation. For purposes of Section 3.1 of the Prior Plan Statement, an employee shall become a Participant in the Plan on the date the employee is determined eligible by the Committee.

A.2. Elections to Defer Compensation. Deferral elections shall apply only to Eligible Compensation for services performed during the calendar year beginning after a Participant’s election is filed and, to the extent the Eligible Compensation is included in the first paycheck of the next calendar year, for services performed in the current year. Deferral elections with respect to STIP Awards and PUP Awards shall be made prior to the calendar year in which the performance period on which the award is based ends but in no event less than six (6) months before the performance period ends. Deferral elections for purposes of this transitional rule shall include the election of a form of distribution and the election, if any, of a specified date under Section 6.1(g) of the Prior Plan Statement.

A.3. Distribution Events.

A.3.1. For purposes of Section 6.1(b) of the Prior Plan Statement, Disability has the meaning set forth in Section 1.2.9 of the Plan Statement.

A.3.2. For purposes of Section 6.1(d) of the Prior Plan Statement, the first date on which the Participant is no longer an employee of any Participating Employer shall be the date on which the Participant has had a Separation from Service as defined in Section 1.2.20 of the Plan Statement.

A.3.3. Section 6.1(e) (distribution upon Plan termination) shall be deleted and have no effect.

A.3.4. Section 6.1(f) (distribution upon termination for cause) shall be deleted and have no effect.

A.3.5. Section 6.2(e) (Code §162(m) delay) shall be replaced by the rule in Section 7.5.2 of the Plan Statement.

A-1

A.3.6. Section 6.3 (early withdrawal with 10% forfeiture) shall be deleted and have no effect.

A.3.7. Section 6.4 (lump sum distribution to pay taxes) shall be replaced by the rule in Section 7.5.4 of the Plan Statement.

A.3.8. Section 6.5 (parachute payment) shall be replaced by the rules in Section 7.5.3 of the Plan Statement.

A.3.9. Section 6.6 (delay of distribution upon termination for cause) shall be deleted and have no effect.

A.4. Subsequent Election Changes. The third and fourth sentences in Section 6.2(c) of the Prior Plan Statement related to changing an election of form of payment shall be replaced completely by the rules in Section 3.6 of the Plan Statement. Any change in an election of a specified date for distribution under Section 6.1(g) of the Prior Plan Statement shall be governed under the rules in Section 3.6 of the Plan Statement.

A.5. Reduction in Payment Period. The sixth sentence in Section 6.2(c) in the Prior Plan Statement related to discretionary reduction in the period over which installment payments would have been made shall be deleted and have no effect.

A.6. Plan Termination. The rules in Section 14.1 of the Prior Plan Statement concerning Plan termination shall be replaced by the rules concerning Plan termination in Section 9.2 of the Plan Statement.

A-2

APPENDIX B

(RULES FOR PRE-2005 DEFERRALS - “PRIOR PLAN STATEMENT”)

B-1

H.B. FULLER COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN

H.B. Fuller Company, a Minnesota corporation, hereby establishes the H.B. Fuller Company Key Employee Deferred Compensation Plan, effective as of October 14, 1999, in order to provide deferred compensation to certain key employees of H.B. Fuller Company. The purpose of the H.B. Fuller Key Employee Deferred Compensation Plan is to assist H.B. Fuller Company in retaining key employees, encouraging their long term commitment to the company’s success, and attracting key employees by offering them an opportunity to defer compensation and participate in the success of H.B. Fuller Company, and allowing them to share in increases in the value of H.B. Fuller Company.

ARTICLE I

DEFINITIONS

Section 1.1 - Definitions. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

(a) “Account” or “Accounts” means the account or accounts established and maintained for a Participant pursuant to Article IV of the Plan. A Participant’s Accounts shall consist of the Participant’s Deferred Compensation Account, the Participant’s Company Stock Account and the Participant’s Company Matching Stock Account.

(b) “Allocation Request Form” means such form or forms as may be approved by the Company from time to time for use by a Participant to request: (i) an allocation of certain deferred compensation and/or an allocation or reallocation of a Participant’s Deferred Compensation Account among available investment options pursuant to Section 7.2(c), and (ii) that certain deferred compensation be allocated to the Participant’s Company Stock Account pursuant to Section 7.1.

(c) “Board of Directors” means the Board of Directors of H.B. Fuller Company.

(d) “Change in Control” means:

(i)
a change in the control of the Company of a nature that would be required to be reported in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(ii)
a public announcement (which, for purposes hereof, shall include, without limitation, a report filed pursuant to section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the Voting Power of the Company then outstanding;

(iii)
the individuals who, as of the date of this Plan, are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company’s shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board);

(iv)
the approval of the shareholders of the Company of (A) any consolidation, merger or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the Voting Power of the Company then outstanding or the combined voting power of the surviving entity’s then outstanding voting securities; (B) any sale, lease, exchange or other transfer in one transaction or series of related transactions substantially all of the assets of the Company; or (C) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or

(v)	a determination by a majority of the members of the Incumbent Board, in their sole and absolute discretion, that there has been a Change in Control of the Company.

For purposes of this definition, “Voting Power” when used with reference to the Company shall mean the voting power of all classes and series of capital stock of the Company now or hereafter authorized other than the voting power of any of the shares of Series A Preferred Stock outstanding as of the date of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the Common Stock, par value $1.00 per share, of H.B. Fuller Company as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

(g) “Company” means the H.B. Fuller Company, a Minnesota corporation.

(h) “Company Matching Stock Account” means the Account established and maintained for a Participant as a record of the matching units measured by the value of Company Common Stock credited to an Account for the Participant.

(i) “Company Stock Account” means the Account established and maintained for a Participant as a record of the Participant’s hypothetical investments in units of Company Common Stock.

(j) “Compensation Committee” means the Compensation Committee of the Board of Directors or such other person or persons as may be designated by the Board of Directors to act on behalf of the Board of Directors in the administration of the Plan.

(k) “Deferral Election Form” means such form or forms as may be approved by the Compensation Committee from time to time for use by a Participant to elect to defer compensation under the Plan.

(l) “Deferred Compensation Account” means the Account established and maintained for a Participant as a record of the amounts deferred by the Participant under the Plan and the Participant’s hypothetical investments in available investment options.

(m) “Disability” means the total and permanent disability of a Participant which entitles the Participant to a disability benefit under a disability program sponsored or maintained by the Participant’s Participating Employer; provided, that if no such program is applicable to the Participant, then “Disability” with respect to such Participant means that, based on medical evidence reasonably satisfactory to the Compensation Committee, the Participant is totally and permanently unable to engage in any occupation or gainful employment for which the Participant is reasonably suited by background, training, education or experience.

(n) “Discretionary Amounts” means the units measured by the value of Company Common Stock credited to a Participant’s Account pursuant to Section 4.4.

(o) “Distributable Event” means an event identified as such in Section 6.1.

(p) “Eligible Compensation”

(i)
The “Eligible Compensation” of a Participant for any period means, except as provided in the succeeding paragraphs of this subsection, the sum of all remuneration paid to the Participant during such period for service as an employee of a Participating Employer as base salary and wages, overtime pay, shift differential premium, commissions, cash bonuses (other than vacation bonuses), sick pay and short-term disability benefits, increased by the amount of pre-tax contributions made on behalf of the Participant by a Participating Employer pursuant to the terms of the H.B. Fuller Company Thrift Plan for that period and by the net amount of compensation reductions experienced by the Participant during such period under any cafeteria plan described in section 125 of the Code maintained by the Participating Employer. Eligible Compensation will not include amounts deferred or paid under an agreement between the Participating Employer and the Participant that is not a plan qualified under section 401(a) of the Code except this Plan, any matching contributions made pursuant to the provisions of the H.B. Fuller Company Thrift Plan, contributions made or benefits (other than short-term disability benefits) paid by the Participating Employer under any other employee benefit plan, expatriate premiums or amounts realized by the Participant upon the exercise of a nonqualified stock option, the lapse of restrictions applicable to restricted stock or any disposition of stock acquired under a qualified or incentive stock option.

(ii)	A Participant’s Eligible Compensation for any year shall be determined without regard to section 401(a)(17) of the Code.

(iii)	Notwithstanding the provisions of paragraph (i) above, a Participant’s Eligible Compensation will not include:

(A)	any remuneration not paid in cash;

(B)	the value of life insurance coverage included in the Participant’s wages under section 79 of the Code;

(C)	any car allowance or moving expense or mileage reimbursement;

(D)	severance pay;

(E)	payments under any plan of deferred compensation except this Plan;

(F)	any benefit under any qualified or nonqualified stock option or stock purchase plan; or

(G)	any awards under the Short-Term Incentive Plan or the Performance Unit Plan.

(q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(r) “Participant” means an individual identified as such under Article III of the Plan.

(s) “Participating Employer” means any employer participating in the Plan pursuant to Article II of the Plan.

(t) “Performance Unit Plan” means the H.B. Fuller Company Performance Unit Plan, as amended.

(u) “Plan” means the H.B. Fuller Company Key Employee Deferred Compensation Plan, as of its original effective date, including any amendments thereto, which is unfunded and maintained by H.B. Fuller Company and its affiliated companies primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of H.B. Fuller Company.

(v) “Short-Term Incentive Plan” means the H.B. Fuller Company Short-Term Incentive Plan providing annual cash incentive opportunities.

(w) “Trust” means the Trust or Trusts described in Section 12.4. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

(x) “Trustee” means the corporation or person or persons selected by the Company to serve as Trustee for a Trust or Trusts.

(y) “Vested” means an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with the terms of the Plan.

ARTICLE II

PARTICIPATING EMPLOYERS

Section 2.1 - Eligibility. To be eligible to adopt and participate in the Plan, an employer must be a member of the “controlled group” of corporations, which shall be based upon section 414 of the Code except that the phrase “at least 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in sections 414 and 1563(a), that includes the Company.

Section 2.2 - Participation Requirements. The Company, the sponsor of the Plan, and any other affiliated company that is or becomes eligible to adopt the Plan and become a Participating Employer pursuant to Section 2.1 of the Plan may adopt the Plan and become a Participating Employer in the Plan provided that such affiliated company declares in writing to be subject to the terms and conditions of the Plan and files such declaration with the Compensation Committee. The date on which such eligible company may become a Participating Employer in the Plan shall be the date such declaration is filed with the Compensation Committee or such later date specified in the declaration. Each of the Participating Employers agrees to make payments of their allocable portion of the benefits provided under the Plan to their respective Participants. The respective benefit payment obligations of the Participating Employers are not secured in any way. Such obligations constitute no more than unfunded and unsecured promises of payment and performance. Each Participating Employer shall be responsible for, and shall have the obligation of, its allocable share of costs and expenses incurred with respect to the operation and administration of the Plan, and shall be responsible for, and have the obligation of, the payment of any benefits payable under the Plan with respect to any employees of such Participating Employer who are Participants in the Plan and eligible to receive benefits under the terms of the Plan.

Section 2.3 - Recordkeeping and Reporting. Each Participating Employer shall maintain records sufficient to determine the benefits (and the compensation sources of such benefits) which may become payable to or with respect to any employee of such Participating Employer who is a Participant in the Plan and to provide such Participants any reports which may be required under the terms of the Plan or by law.

Section 2.4 - Termination of Participation. A Participating Employer, other than the Company, may withdraw from participation in the Plan at any time by providing the Company with 30 days advance written notice of such withdrawal from participation and the effective date of such Participating Employer’s withdrawal, which 30-day notice period may be waived by the Company. In addition, the Company may terminate a Participating Employer’s participation in the Plan by providing such Participating Employer with 30 days advance written notice, which 30-day notice period may be waived by the Participating Employer. A Participating Employer which terminates its participation in the Plan shall remain obligated under the Plan with respect to deferrals made prior to such termination by its Participants (including subsequent investment performance adjustments), unless otherwise expressly agreed by the Company with the Company fully assuming such obligations.

Section 2.5 - Separate Accounting. The Company shall establish and maintain separate Accounts for each of the Participating Employers and their respective Participants. Such separate accounting is intended to comply with section 404(a)(5) of the Code and section 1.404(a)-12 of the Treasury Regulations (which provide that an employer can deduct the amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of employees participating in the plan, but, in the case of a plan in which more than one employee participates only if separate accounts are maintained for each employee).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1 - Eligibility. Each executive or key level employee of a Participating Employer who is paid at the pay grade of at least thirty-two (32) shall be eligible to participate in the Plan effective as of the later of the effective date of the Plan or the date on which such individual first achieves the pay grade of at least thirty-two (32); provided, however, that the Compensation Committee shall determine pay grade status and determine eligibility to participate in the Plan with respect to each such executive and key level employee. In addition, the Compensation Committee may by express action designate other management level or highly compensated employees of the Participating Employers as eligible to participate in the Plan. If the Compensation Committee designates a management level or highly compensated employee of a Participating Employer as eligible to become a Participant in the Plan, the Compensation Committee shall inform the employee in writing of such designation and the date on which the employee shall become a Participant in the Plan.

Section 3.2 - Participation. An individual eligible to participate in the Plan shall become a Participant upon the filing with the Compensation Committee of a completed Deferral Election Form and acceptance of such form by the Compensation Committee. The name of each individual eligible to participate in the Plan and the date on which such individual becomes a Participant in the Plan shall be recorded on Exhibit A, which exhibit is attached hereto and incorporated herein by reference and which shall be revised by the Compensation Committee from time to time to reflect the operation of the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

Section 3.3 - Suspension of Eligibility. The Compensation Committee may in its discretion determine that a Participant will no longer be eligible to participate in the Plan and in such event, the Participant’s compensation deferral election made in accordance with Article IV will immediately terminate and no additional amounts shall be credited to his or her Accounts under Sections 7.1(a), (b), (c) and 7.2(a) until such time as the individual is again determined to be eligible to participate in the Plan by the Compensation Committee and makes a new election under Article IV. However, the Accounts of such Participant shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until fully distributed.

ARTICLE IV

BENEFITS

Section 4.1 - Deferred Compensation. A Participant may elect to defer receipt of part or all of any one or more of the following items of compensation:

(a)	Eligible Compensation;

(b)	Short-Term Incentive Plan awards; and

(c)	Performance Unit Plan awards.

A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to a Participant’s Account and shall be used solely for accounting purposes.

Section 4.2 - Form and Effectiveness of Deferral Elections.

(a) Each year a Participant may elect to defer up to 25%, or in special circumstances such greater percentage as determined by the Compensation Committee based upon whether the compensation paid to the Participant would be fully deductible for federal or state income tax purposes under Code section 162(m), of his or her Eligible Compensation for the following calendar year. The Participant is required to file his or her deferral election before December 31 specifying the portion of the Eligible Compensation to be earned in the succeeding calendar year that is to be deferred. For the first year of operation of the Plan, any deferral election must be made prior to January 1, 2000, the beginning of the period of service for which the compensation is payable.

(b) An election by a Participant to defer a portion of his or her Eligible Compensation pursuant to subsection (a) must be made by the Participant for the calendar year beginning after the calendar year in which occurs the date of said election and the amounts so deferred shall be paid only as provided in this Plan. Such an election must be irrevocable and must be made in the form and manner prescribed by the Compensation Committee and shall not be effective unless accepted by the Compensation Committee. The Participant may change the amount of, or suspend, future deferrals with respect to Eligible Compensation otherwise payable to him or her for calendar years beginning after the date of change or suspension as he or she may specify by written notice to the Compensation Committee. If a Participant elects to change the amount of, or suspend, deferrals, the Participant may make a new deferral election provided that any new election to defer payment of Eligible Compensation must be made before the beginning of the period of service for which the Eligible Compensation is payable, which period is the calendar year. The election to defer shall be irrevocable as to the deferred Eligible Compensation for the period for which the election is made and shall not be effective unless accepted by the Compensation Committee.

(c) In addition to amounts deferred by a Participant pursuant to subsections (a) and (b), each year a Participant may elect to defer all or a portion of any Short-Term Incentive Plan award and all or a portion of any Performance Unit Plan award that would otherwise be payable to the Participant under those plans. An election by a Participant to defer any award that would otherwise be payable under either the Short-Term Incentive Plan or the Performance Unit Plan must be made before the first day of the calendar year in which occurs the end of the fiscal year of the Participant’s Participating Employer for which such award is determined. Such a deferral election is irrevocable and must be made in the form and manner prescribed by the Compensation Committee and shall not be effective unless accepted by the Compensation Committee. The period of deferral and form of distribution of an award shall be determined in accordance with the elections made under this subsection (c) and in accordance with the provisions of this Plan.

(d) Notwithstanding any provision herein to the contrary, if the Participant is eligible to participate in the H.B. Fuller Company Thrift Plan, the amount deferred by such Participant under this Section 4.2 of the Plan for any year shall be conditioned upon the Participant having made the maximum elective deferrals under section 402(g) of the Code or permitted under the terms of the H.B. Fuller Company Thrift Plan. If the Participant is eligible to participate in the H.B. Fuller Company Thrift Plan, to be eligible to make deferrals under the Plan for any calendar year, such Participant must have elected to make the maximum elective deferrals under section 402(g) of the Code or permitted under the terms of the H.B. Fuller Company Thrift Plan. The calculation of whether the Participant has made the required maximum contribution under the H.B. Fuller Company Thrift Plan will be made as of the beginning of the calendar year to which deferrals under the Plan are applicable. Once that determination has been made, the Participant may make deferrals under the Plan. No elective contribution or qualified employer matching contribution made with respect to the H.B. Fuller Company Thrift Plan will be deferred or contributed to the Plan or a Trust.

Section 4.3 - Matching Amounts. If for any year a Participant who is a participant in the H.B. Fuller Company Thrift Plan makes an election under Section 4.2 to defer Eligible Compensation or any Short-Term Incentive Plan award or any Performance Unit Plan award pursuant to the provisions of Section 4.2, that Participant’s Participating Employer will credit the Participant’s Company Matching Stock Account with matching units which shall be measured by the value of Company Common Stock and which will be calculated for the year as follows:

(a) three percent (3%) of such Participant’s Eligible Compensation for the portion of the year during which the Participant had deferred Eligible Compensation credited to his or her Account under the terms of the Plan, and such Participant’s Short-Term Incentive Plan award and Performance Unit Plan award determined for the year;

(b) the amount determined in subsection (a) of this Section 4.3 shall be reduced by the amount of the employer matching contribution actually made by the Participant’s Participating Employer to the H.B. Fuller Company Thrift Plan on behalf of the Participant.

Section 4.4 - Discretionary Amounts. In addition to amounts deferred by a Participant under Section 4.2 and the matching amounts determined under Section 4.3, a Participating Employer may from time to time, in its sole discretion, credit a Participant’s Company Stock Account with additional amounts (denominated in units which shall be measured by the value of Company Common Stock). Such additional amounts shall be authorized for such purpose or purposes as the Participating Employer may deem appropriate, including, without limitation, as mirror employer matching contributions or contributions made by the Participating Employer with respect to the H.B. Fuller Company Thrift Plan.

Section 4.5 - Participant Accounts. A Company Stock Account, a Deferred Compensation Account and a Company Matching Stock Account shall be established and maintained for each Participant. The Company Stock Account and the Company Matching Stock Account shall be credited with units which shall be measured by the value of the shares of Common Stock. The Deferred Compensation Account shall be credited with amounts which shall be measured in dollars. The Company Stock Account shall be credited as described in Section 7.1 for deferred amounts attributable to (a) awards under the Short-Term Incentive Plan, and the Performance Unit Plan as may be allocated to the Company Stock Account pursuant to Section 7.1, (b) Discretionary Amounts, and (c) such amounts of Eligible Compensation as may be allocated to the Company Stock Account pursuant to Section 7.1. The Company Matching Stock Account shall be credited as described in Section 7.1(c) for deferred amounts attributable to (a) the matching amounts determined under Section 4.3, and (b) the matching amounts determined under Section 7.1. The Deferred Compensation Account shall be credited as described in Section 7.2 for any deferred amounts attributable to (a) such amounts of Eligible Compensation as may be allocated to the Deferred Compensation Account pursuant to Section 7.2, and (b) Short-Term Incentive Plan awards and Performance Unit Plan awards as may be allocated to the Deferred Compensation Account pursuant to Section 7.2.

ARTICLE V

VESTING

Section 5.1 - Vested Benefit. A Participant shall be considered to be 100% Vested in the units and amounts credited to his or her Accounts under the Plan.

Section 5.2 - Limitation on Benefits. The benefits that may be payable to or on behalf of a Participant under the Plan shall not exceed a cash payment equal to the value of the amounts credited to the Participant’s Deferred Compensation Account and a distribution of that number of shares of Common Stock equal to the number of units credited to the Participant’s Company Stock Account (with any fractional unit being rounded to the next highest whole unit) and the Participant’s Company Matching Stock Account (with any fractional unit being rounded to the next highest whole unit).

ARTICLE VI

DISTRIBUTIONS

Section 6.1 - Distributable Events. A Participant’s Distributable Event shall be the first to occur of the following events:

(a)	The Participant’s sixty-fifth (65th) birthday;

(b)	Disability (as defined in Section 1.1(m));

(c)	The Participant’s death;

(d)	The first date on which the Participant is no longer an employee of any Participating Employer;

(e)	The effective date of the termination of the Plan pursuant to Section 14.1;

(f)	Termination for cause subject to and in accordance with Section 6.6; or

(g)
Such other date as elected and specified by the Participant in the Distribution of Benefits Form, which election is subject to approval by the Compensation Committee and which shall be made only at the time of the Participant’s initial elections on such form and if the election is approved, it shall be irrevocable.

Section 6.2 - Distribution of Benefits.

(a) Distribution Commencement Date. Except any withdrawals made pursuant to Section 6.3 which shall be distributed in accordance with that section, distribution of a Participant’s Plan benefit shall commence as of the first day of the second calendar month immediately following the calendar month in which the Participant’s applicable Distributable Event occurs.

(b) Form of Distribution. Benefits attributable to the value of the Deferred Compensation Account shall be delivered to the Participant in dollars. Benefits attributable to the Company Stock Account and the Company Matching Stock Account shall be delivered to the Participant in the form of shares of Common Stock subject to the approval of the Plan by the shareholders during the annual meeting of shareholders in April 2000. To the extent that the distribution is in the form of shares of Common Stock, such delivery shall be subject to all federal or state securities laws or other rules and regulations as determined by the Company to be applicable.

(c) Payment Options. In the event a Participant becomes eligible to receive a payment of benefits under the Plan, the benefits payable to the Participant or, in the event of the Participant’s death, to the Participant’s designated beneficiary under the Plan shall be paid in accordance with one of the payment options available under the Plan as elected by the Participant on the Participant’s Deferral Election Form. The Participant may elect separate payment options with respect to the Deferred Compensation Account, the Company Stock Account and the Company Matching Stock Account. A Participant may change payment options by electing another payment option available under the Plan on a subsequent Deferral Election Form, but such change in payment option will not be effective until the lapse of a period of twelve (12) months following the date on which the Deferral Election Form was accepted by the Compensation Committee. Further, in no event will any such change in payment option be effective if such change is elected during the calendar year in which the Distributable Event occurs and no further elections may be made once a Distributable Event occurs. The payment options include installment payments over a period certain, a lump sum payment, and such other payment method as may be specified by the Participant and accepted by the Compensation Committee. The Compensation Committee may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to the payment option elected by the Participant (including consolidation into a lump sum); provided, that in the event of a Change in Control, no reduction of a payment period may be made prior to the fifth anniversary of such Change in Control. Absent a payment option election, the Compensation Committee shall direct the payment of any benefits payable under the Plan to or on behalf of the Participant in eleven (11) substantially equal annual installment payments to the Participant, or in the event of the Participant’s death, to the Participant’s designated beneficiary under the Plan.

(d) Application for Distribution. A Participant shall not be required to make application to receive payment. Distribution shall not be made to any beneficiary, however, until such beneficiary shall have filed a written application for benefits in a form acceptable to the Compensation Committee and such application shall have been approved by the Compensation Committee.

(e) Code Section 162(m) Delay. If the Compensation Committee determines that delaying the time of the initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Company may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.

Section 6.3 - Early Withdrawals. Notwithstanding any provision in this Plan to the contrary, a Participant may request, by providing a written request to the Compensation Committee, a withdrawal prior to the distribution date under the Plan of all or any portion of his or her benefits from any of his or her Accounts under the Plan in increments of 25% (of aggregate Account value). If such a request is approved by the Compensation Committee, which decision by the Compensation Committee shall be made in its sole discretion on a case by case basis, a distribution of such benefits may be made to the Participant subject to a penalty for such an early withdrawal at any point equal to a six-month period of nonparticipation (during which no additional amounts will be credited to the Participant’s Accounts under Sections 7.1(a), (b), (c) and 7.2(a) of the Plan) for each 25% increment withdrawn. The nonparticipation period would begin as of the date on which the request made by the Participant is approved by the Compensation Committee. As a result, a Participant withdrawing his or her entire benefit from all of his or her Accounts would be excluded from eligibility to participate in the Plan for a 24-month period beginning as of the date of such approval by the Compensation Committee. In addition, a penalty of 10% of the amount withdrawn will be imposed on any withdrawal made pursuant to this Section 6.3.

Section 6.4 - Distributions As a Result of Tax Determination. Notwithstanding any provision in this Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that any amounts or units credited to a Participant’s Accounts under the Plan or Trust are includable in the gross income of the Participant and subject to tax, the Compensation Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amounts or units determined to be includable in the Participant’s gross income.

Section 6.5 - No Parachute Payment. An event described in Sections 6.1(d), (e), and (g) shall not constitute a Distributable Event if the Compensation Committee in its reasonable discretion following consultation with appropriate tax and/or legal advisors reasonably determines that such distribution will likely constitute a parachute payment for purposes of section 280G of the Code. Furthermore, if such event occurs subsequent to a Change in Control, the Compensation Committee shall, at the Company’s expense, promptly request a written opinion of the “independent auditor” with respect to the applicability of such section 280G and such event shall not constitute a Distributable Event unless and until the independent auditor delivers its written unqualified opinion, a copy of which shall be provided to the Participant, to the effect that a distribution of benefits as a result of such event will not constitute a parachute payment under section 280G of the Code. As used in this Section 6.5, the term “independent auditor” means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by the Company or such other comparable and nationally recognized firm of certified public accountants as may be selected by the Compensation Committee in its reasonable discretion.

Section 6.6 - Distribution Upon Termination For Cause. In the event that a Participant is terminated for “cause” (as defined below), the Company may, in its discretion, treat such termination or any date subsequent thereto as a Distributable Event. For purposes of this Plan, termination for “cause” means termination based on any of the following:

(a) The willful and continued failure by the Participant to substantially perform the Participant’s duties with a Participating Employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which the Participant has not substantially performed the Participant’s duties;

(b) The engaging by the Participant in willful misconduct which is demonstrably injurious to any one or more of the Participating Employers monetarily or otherwise; or

(c) The conviction of the Participant of a felony.

ARTICLE VII

VALUATION OF BENEFITS

Section 7.1 - Company Stock Account and Company Matching Stock Account.

(a) Deferred Amounts. If a Participant elects to defer compensation in accordance with Section 4.2, the Participant may make an irrevocable election pursuant to this Section 7.1(a) to have a portion or all of such deferred compensation allocated to the Company Stock Account and measured by the value of Company Common Stock. This irrevocable election must be made at the time the deferral elections are made under Section 4.2 in the form and manner prescribed by the Compensation Committee, and will not be effective unless accepted by the Compensation Committee. If the Participant makes an election pursuant to this Section 7.1(a) to have a portion or all of such deferred compensation allocated to the Company Stock Account and measured by the value of Common Stock, the Participant’s Company Stock Account shall be credited with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such deferred compensation determined as of the last business day of the month, based on the last sale price as reported on the Nasdaq National Market on such date, in which such compensation would have otherwise been paid to the Participant. Each unit credited to the Company Stock Account shall be measured by the value of one share of Common Stock and treated as though invested in a share of Common Stock. Subject to subsection (f) of this Section 7.1, the liability of a Participating Employer under the Plan with respect to the units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock, subject to the approval of the Plan by the shareholders during the annual meeting of shareholders in April 2000.

(b) Discretionary Amount. When a Participant’s Company Stock Account is to be credited for a Discretionary Amount, it shall be credited with that number of units (including fractions thereof) of Common Stock equal to the number of such shares (including fractions thereof) that could have been purchased with the dollar amount of the Discretionary Amount based upon the value of such shares as of the last business day of the month during which such Discretionary Amount is determined by the Participating Employer.

(c) Company Matching Stock Account.

(i)
When a Participant’s Company Matching Stock Account is to be credited with matching units pursuant to Section 4.3, said Account shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such deferred compensation determined as of the last business day of the month, based on the last sale price as reported on the Nasdaq National Market on such date, in which such compensation would have otherwise been paid to the Participant.

(ii)
In addition to the matching units credited to the Company Matching Stock Account under paragraph (i) above, if a Participant makes an election under Section 7.1(a) to have deferred compensation allocated to the Company Stock Account and measured by the value of Company Common Stock, the Participant’s Participating Employer shall credit the Participant’s Company Matching Stock Account with that number of units (including fractions thereof) that shall be equal to ten percent (10%) of the number of units (including fractions thereof) that were credited to the Participant’s Company Stock Account under Section 7.1(a) determined as of the last business day of the month, based on the last sale price as reported on the Nasdaq National Market on such date, in which such compensation would have otherwise been paid to the Participant.

(iii)
Each unit credited to the Company Matching Stock Account shall be measured by the value of one share of Common Stock and treated as though invested in a share of Common Stock. Subject to subsection (f) of this Section 7.1, the liability of a Participating Employer under the Plan with respect to the units credited to the Company Matching Stock Account shall be satisfied only in shares of Company Common Stock, subject to the approval of the Plan by the shareholders during the annual meeting of shareholders in April 2000.

(d) Dividends. A Participant’s Company Stock Account and the Participant’s Company Matching Stock Account shall be credited on each Common Stock dividend payment date with that number of units equal to the number of shares which would have been acquired based upon the dividends paid by the Company on shares of Common Stock equal to the number of units credited to the Company Stock Account and the Company Matching Stock Account, respectively, as of the record date for such dividend.

(e) Stock Dividends. The number of units credited to the Company Stock Account and the Company Matching Stock Account shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

(f) Transfer Upon Change in Control. In the event of a Change in Control, effective as of the close of business on the date of the Change in Control, each Participant’s Deferred Compensation Account shall be credited with an amount measured in dollars equal to the value of such Participant’s Company Stock Account and the Participant’s Company Matching Stock Account based upon the fair market value of the Company Common Stock on such date and the Participant’s Company Stock Account and the Participant’s Company Matching Stock Account shall be closed and the Participant shall have no further interest in the said Accounts.

Section 7.2 - Deferred Compensation Account.

(a) Deferred Amounts. When a Participant’s Deferred Compensation Account is to be credited with a deferred amount, that amount measured in dollars equal to such deferred amount shall be credited to the Deferred Compensation Account as of the close of business on the date that such amount would have otherwise been paid to the Participant.

(b) Interest. Subject to Section 7.2(c), as of the close of the last day of each calendar quarter, an additional amount shall be credited to each Participant’s Deferred Compensation Account equal to the product of (i) the average daily balance in such Deferred Compensation Account for the quarter, multiplied by (ii) one-fourth of the annual prime rate for corporate borrowers quoted at the beginning of the quarter by the Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

(c) Investment Options. The Compensation Committee may permit a Participant to allocate the Participant’s Deferred Compensation Account among one or more investment options for purposes of measuring the value of the benefit. To the extent that the Deferred Compensation Account is allocated to an investment option, it shall not be credited with interest under Section 7.2(b). That portion of the Deferred Compensation Account allocated to an investment option shall be deemed to be invested in such investment option and shall be valued as if so invested, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The determination of which investment options, if any to make available, and the continued availability of selected investment options rests in the Compensation Committee’s sole discretion; provided, that subsequent to a Change in Control, the Compensation Committee shall maintain the availability of those investment options in place at the time of the Change in Control (or substantially equivalent investment options).

(d) Participant Allocation Request. A Participant’s request to allocate or reallocate among investment options must be in writing on an Allocation Request Form in such increments as the Compensation Committee may require. All such requests are subject to acceptance by the Compensation Committee at its discretion. If accepted by the Compensation Committee, an allocation request will be effective as of the close of business on the allocation date (as defined in Section 7.4).

Section 7.3 - Hypothetical Accounts. The Accounts established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (or sub-accounts) shall hold or be required to hold any actual funds or assets.

Section 7.4 - Allocation Date. Upon acceptance of an allocation request pursuant to Section 7.2, the Compensation Committee will process the request as soon as reasonably administratively practicable and the request shall be implemented and reflected in the Participant’s Account as of the close of business on such date as may be determined by the Compensation Committee in its reasonable discretion (the “allocation date”).

ARTICLE VIII

NONTRANSFERABILITY

Section 8.1 Anti-Alienation of Benefits. Any benefits which may be credited to a Participant’s Accounts under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 8.2 - Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Participating Employers and the Plan therefore.

Section 8.3 - Designated Beneficiary. In the event of a Participant’s death prior to the payment of all or a portion of any benefits which may be payable with respect to the Participant under the Plan, the payment of any benefits payable on behalf of the Participant under the Plan shall be made to the Participant’s beneficiary designated on a “Beneficiary Designation Form,” which form shall be approved by the Compensation Committee. If no such beneficiary has been designated, payment shall be made as required under the Participant’s will; or, in the event that there shall be no functioning will under applicable state law, then to such persons as, at the date of the Participant’s death, would be entitled to share in the distribution of such deceased Participant’s personal estate under the provisions of the applicable statute then in force governing the decedent’s intestate property, in the proportions specified in such statute.

ARTICLE IX

WITHHOLDING

Section 9.1 - Withholding. The amounts payable pursuant to the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments.

ARTICLE X

VOTING

Section 10.1 - Voting of Company Stock. No Participant shall be entitled to any voting rights with respect to any units credited to his or her Company Stock Account or his or her Company Matching Stock Account.

ARTICLE XI

ADMINISTRATION OF THE PLAN

Section 11.1 - Administrator. The administrator of the Plan shall be the Company. However, the Compensation Committee shall act on behalf of the Company with respect to the administration of the Plan and may delegate authority with respect to the administration of the Plan to such other committee, person or persons as it deems necessary or appropriate for the administration and operation of the Plan.

Section 11.2 - Authority of Administrator. The Company shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all questions concerning the status and rights of the Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, regulations and calculations of the Company shall be final and binding on all persons and parties concerned. The Secretary of the Company shall be the agent of the Plan for the service of legal process in accordance with section 502 of ERISA.

Section 11.3 - Operation of Plan and Claims Procedures. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Company shall be responsible for the expenses incurred in the administration of the Plan. The Company shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the “Claims Manager” shall be the Company.

(a) Claims Forms. It is the intent of the Company to make payments under the Plan without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Company. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant’s name and the nature of benefits payable under the Plan on a form acceptable to the Company. If for any reason a claim for payments under the Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(i)	The claimant’s claim shall be deemed to be filed when presented orally or in writing to the Claims Manager.

(ii)	The Claims Manager’s explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

(b) Review. The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant’s representative may review pertinent documents and submit written issues and comments.

(c) Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant’s request for review of the claimant’s claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 11.3.

(d) Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Company within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(e) Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(i)
no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(ii)
in any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(f)
Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(i)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(ii)	six (6) months after the claimant has exhausted the claim and review procedure.

(g)
Knowledge of Facts by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

Section 11.4 - Participant’s Address. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant’s benefits payable under the Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then neither the Company nor any other Participating Employer shall have any further obligation to pay any benefit under the Plan to or on behalf of such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1 - No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as providing any Participant any right to be retained in the service or employ of any Participating Employer.

Section 12.2 - Participants Should Consult Advisors. Neither any Participating Employer, nor their respective directors, officers, employees or agents makes any representation or warranty with respect to the federal, state or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

Section 12.3 - Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of any Participating Employer for payment of any amounts under the Plan. Any funds invested under the Plan allocable to a Participating Employer shall continue for all purposes to be part of the respective general assets of such Participating Employer and available to the general creditors of such Participating Employer in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of such Participating Employer. The Company shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency of a Participating Employer. No Participant or any other person shall have any interests in any particular assets of any Participating Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor of any Participating Employer. The Plan constitutes a mere promise by the Participating Employers to make payments to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by any Participating Employer or any other person or entity that any funds in any trust or the assets of any Participating Employer will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

Section 12.4 - The Trust.

(a) Establishment of Trust. In order to provide assets from which to fulfill the obligations to the Participants and their beneficiaries under the Plan, each Participating Employer may establish a Trust by a trust agreement with a third party, the Trustee, to which such Participating Employer may, in its discretion, contribute cash or other property, including securities issued by the Company or such other Participating Employer, to provide for the benefit payments under the Plan. The Trustee for each Trust will have the duty to invest the Trust assets and funds in accordance with the terms of such Trust. Each Participating Employer shall be entitled at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in such Trust established by such Participating Employer. All rights associated with the assets of each such Trust will be exercised by the Trustee of the Trust or the person designated by such Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. Each such Trust shall provide that in the event of the insolvency of the Participating Employer that established such Trust, the Trustee shall hold the assets for the benefit of the general creditors of that Participating Employer. Each such Trust shall be based on the model trust contained in Internal Revenue Service Revenue Procedure 92-64.

(b) Contribution Upon Change in Control. If as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the assets held in a Trust established under subsection (a), then within thirty (30) days of such Change in Control, each Participating Employer that has established such a Trust shall contribute to such Trust assets having a value at least equal to the amount of such excess.

Section 12.5 - Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

Section 12.6 - Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 12.7 - Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Minnesota shall apply with respect to the Plan.

Section 12.8 - Stock Subject to Plan. Subject to and in accordance with the terms of the Plan, the maximum number of shares of Common Stock that shall be made available for purposes of satisfying the obligations of the Participating Employers under the Plan is 100,000 shares, subject to adjustment by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

ARTICLE XIII

AMENDMENTS

Section 13.1 - Amendment of the Plan. The Company reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by the action of the Board of Directors and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant’s reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

ARTICLE XIV

TERM OF PLAN

Section 14.1 - Term of the Plan. The Company may at any time terminate the Plan by action of the Board of Directors with such termination being effective as of the date that all Participant Accounts have been distributed to Participants in accordance with and subject to the provisions of Article VI of the Plan including, without limitation, Section 6.5 of the Plan. Effective as of the date of such Board of Directors action (or such later date as may be specified therein) all Section 4.1 compensation deferral elections will terminate and no further amounts shall be credited to any Accounts of any Participant under Sections 7.1(a), (b), (c) and 7.2(a) after such date. However, the Participants’ Accounts shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until all benefits are distributed to the Participants or to the Participants’ beneficiaries.

Dated as of this 14th day of October 1999.

H.B. FULLER COMPANY

By: /s/ Albert P.L. Stroucken

Title: Chief Executive Officer

EXHIBIT A

H.B. FULLER COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN PARTICIPANTS

Name of Individuals Eligible to Participate	Date of Participation Eligibility	Date of Participation

H.B. FULLER COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN

Declaration of Amendment

Pursuant to Section 13.1 of the H.B. Fuller Company Key Employee Deferred Compensation Plan, the Company amends the Plan as follows:

1. Section 4.3(a) is amended to reflect a matching percentage of 4% as opposed to 3%.

2. Sections 7.1 (a),(b), and (c) (i) and (ii) is amended in their entirety, to read as follows:

(a) Deferred Amounts. If a Participant elects to defer compensation in accordance with Section 4.2, the Participant may make an irrevocable election pursuant to this Section 7.1(a) to have a portion or all of such deferred compensation allocated to the Company Stock Account and measured by the value of Company Common Stock. This irrevocable election must be made at the time the deferral elections are made under Section 4.2 in the form and manner prescribed by the Compensation Committee, and will not be effective unless accepted by the Compensation Committee. If the Participant makes an election pursuant to this Section 7.1(a) to have a portion or all of such deferred compensation allocated to the Company Stock Account and measured by the value of Common Stock, the Participant’s Company Stock Account shall be credited with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such deferred compensation determined as of the payroll deferral transaction date, based on the last sale price as reported on the Nasdaq National Market on such date, in which such compensation would have otherwise been paid to the Participant. Each unit credited to the Company Stock Account shall be measured by the value of one share of Common Stock and treated as though invested in a share of Common Stock. Subject to subsection (f) of this Section 7.1, the liability of a Participating Employer under the Plan with respect to the units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock, subject to the approval of the Plan by the shareholders during the annual meeting of shareholders in April 2000.

(b) Discretionary Amount. When a Participant’s Company Stock Account is to be credited for a Discretionary Amount, it shall be credited with that number of units (including fractions thereof) of Common Stock equal to the number of such shares (including fractions thereof) that could have been purchased with the dollar amount of the Discretionary Amount based upon the value of such shares as of the payroll deferral transaction date during which such Discretionary Amount is determined by the Participating Employer.

(c) Company Matching Stock Account.

(i)
When a Participant’s Company Matching Stock Account is to be credited with matching units pursuant to Section 4.3, said Account shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such deferred compensation determined as of the payroll deferral transaction date, based on the last sale price as reported on the Nasdaq National Market on such date, in which such compensation would have otherwise been paid to the Participant.

(ii)
In addition to the matching units credited to the Company Matching Stock Account under paragraph (i) above, if a Participant makes an election under Section 7.1(a) to have deferred compensation allocated to the Company Stock Account and measured by the value of Company Common Stock, the Participant’s Participating Employer shall credit the Participant’s Company Matching Stock Account with that number of units (including fractions thereof) that shall be equal to ten percent (10%) of the number of units (including fractions thereof) that were credited to the Participant’s Company Stock Account under Section 7.1(a) determined as of the payroll deferral transaction date, based on the last sale price as reported on the Nasdaq National Market on such date, in which such compensation would have otherwise been paid to the Participant.

3. Section 7.2(b) is amended in its entirety, to read as follows:

“(b) Interest. Subject to Section 7.2 (c) as of the close of each business day, each Participant’s Deferred Compensation Account shall be valued by calculating the product of (i) the daily balance in such Deferred Compensation Account, multiplied by (ii) one-twelfth (1/12) of the annual prime rate for corporate borrowers quoted at the beginning of the month by the Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).”

This Declaration of Amendment, shall be effective as of October 14, 1999, as if originally included in the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 2nd day of December 1999.

H.B. FULLER COMPANY

/s/ Albert P.L. Stroucken
Chief Executive Officer